SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 14, 2002


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                       1-8962                  86-0512431
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
         (Address of principal executive offices)               (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On November 8, 2002, Arizona Public Service Company ("APS") filed an application (the "Interim Financing Application") with the Arizona Corporation Commission (the "ACC") requesting a waiver of certain ACC rules to permit APS to
(a) make short-term advances to Pinnacle West Capital Corporation ("Pinnacle West" or the "Company") in the form of an inter-affiliate line of credit or (b) guarantee Pinnacle West's short-term debt. See "ACC Applications" in Note 5 to Notes to Condensed Consolidated Financial Statements in the Pinnacle West Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (the "September 10-Q"). In either case, the waiver would be limited to a maximum aggregate principal amount of $125 million and for a maximum term of 364 days. An ACC special open meeting has been scheduled for November 22, 2002 for consideration of the Interim Financing Application.

     On November 14, 2002, the staff ("ACC Staff") recommended that the Interim Financing Application be approved without a hearing by granting APS a partial waiver of the ACC affiliate rules, subject to the following conditions: (a) the terms and conditions, including the pricing schedule, of the line of credit between the Company and APS will be the same as those in the Company's bank facility that is expiring November 29, 2002; (b) APS acquires a $125 million security interest in certain Pinnacle West Energy Corporation assets to secure the financing; (c) all amounts received by APS be deferred and accounted for in a manner to allow amortization as a credit to customers; and, (d) the ACC will examine ways to improve regulatory insulation between APS and its affiliates in their consideration of APS' $500 million Financing Application filed on September 16, 2002. See Note 5 in the September 10-Q. A copy of the ACC Staff's recommendation is incorporated herein as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

        99.1 Open Meeting Memorandum dated November 14, 2002 to the ACC from the Utilities Division

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)


Dated: November 15, 2002                By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer